University General Health System, Inc. 2012 Revenue Increases 59% to $113.2 Million

Shareholders' Equity Improves by $11.3 Million in Year Ended December 31, 2012; Company Reschedules Investor Conference Call to October 22, 2013

HOUSTON, TX -- (Marketwired - October 16, 2013) - University General Health System, Inc. (OTCQB: UGHS), a diversified, integrated multi-specialty health delivery system, today announced its 2012 operating results, including a 59% improvement in total revenue, an increase in shareholders' equity of $11.3 million, and an increase in assets of $60.3 million. The Company will file its annual report on Form 10-K with the SEC on Monday, October 21, 2013.

The Company has rescheduled its investor conference call, which will now be held at 11:15 EDT on Tuesday, October 22, 2013, in order to allow shareholders ample time to review the Form 10-K prior to the call. Details for accessing the conference call are provided below.

FY2012 HIGHLIGHTS

  Net patient revenue increased 52% to approximately $101.8 million, compared with approximately $67 million in the year ended December 31, 2011. The improvement in revenue was driven by increases in admissions, surgeries and adjusted patient days of 6.0%, 7.9% and 9.5%, respectively, relative to prior-year levels.

  Resident revenue for the senior living business segment approximated $7.7 million, and support services revenue totaled $2.5 million. The Company's senior living properties achieved an overall occupancy rate of 93.1% in the year ended December 31, 2012. This was higher than the senior living industry's national average occupancy of approximately 89% for combined properties, as reported by the National Investment Center for the Senior Housing and Care Center for the fourth quarter 2012.

  Total revenue rose 59% to approximately $113.2 million, compared with approximately $71.2 million in 2011. Total revenue in 2012 included partial-year revenue contributions from the Company's UGH-Dallas hospital, which was acquired on December 14, 2012, and other hospital outpatient departments ("HOPDs") that were acquired during the course of the year.

  Patient revenue from Medicare and Medicaid, after contractual adjustments, accounted for approximately 33.0% and 37.4% of total patient revenue, and patient revenue from managed care contracts and other third-party payors accounted for approximately 75.0% and 58.9% of patient revenue, before provision for doubtful accounts, in 2012 and 2011, respectively.

  Total assets increased 53% to approximately $174.8 million as of December 31, 2012, compared with approximately $114.5 million at December 31, 2011.

  Shareholders' equity improved by $11.3 million, from a negative ($0.6 million) at December 31, 2011 to approximately $10.7 million as of December 31, 2012.

  Adjusted EBITDA improved 188% to approximately $28.3 million in 2012, versus approximately $9.8 million in 2011. (Adjusted EBITDA is a non-GAAP measure that is reconciled with GAAP results in a table at the end of this press release.).

  Operating income increased 664% to approximately $19.1 million in 2012, versus approximately $2.5 million in the previous year, primarily due to the implementation of an aggressive internal and external growth strategies that had a significant positive impact upon revenues, along with successful cost-control initiatives.

  The Company recorded a net loss attributable to common shareholders of ($3.9 million), or ($0.01) per share, in the most recent year, compared with a net loss attributable to common shareholders of ($2.6 million), or ($0.01) per share, in 2011.

MANAGEMENT COMMENTS

"Our 59% increase in total revenue during 2012 was primarily attributable to a 9.5% increase in adjusted patient days and an increase in the number of surgeries performed at University General Hospital in Houston, combined with acquisitions that furthered the development and expansion of our health delivery system," commented Dr. Hassan Chahadeh, M.D., Chairman and Chief Executive Officer of University General Health System, Inc. "Our Adjusted EBITDA of $28.3 million was equivalent to approximately 25% of revenue, which substantially exceeded the EBITDA margins for our publicly traded competitors. We believe this is a direct reflection of our business model, which seeks to provide the highest quality of care within the most cost-effective and least restrictive environment."

"University General Health System entered 2013 as a much stronger company, well-positioned to execute its strategic growth strategy. Supported by a stronger balance sheet, our objectives for 2013 include the pursuit of additional acquisitions to build out our regional health care system in the Houston and Dallas markets. We are actively seeking to expand into additional new markets, as well. Longer-term, we plan to capitalize on opportunities created by the current regulatory and reimbursement environment, through acquisitions and facilities expansion and development. Our goal is to build diversified, integrated, multi-specialty health care delivery networks comprised of flagship acute care hospitals supported by complementary free-standing HOPDs and senior living facilities in an expanding number of markets. Utilizing our Support Services segment for revenue cycle management and concierge hospitality services, we believe the Company can capitalize on accretive acquisition opportunities. Based upon currently available information, we expect the Company's financial performance to improve substantially in 2013," concluded Dr. Chahadeh.

Investor Conference Call

Management of University General Health System will host a conference call Tuesday, October 22, 2013 at 11:15 a.m. EDT. Shareholders and other interested parties may participate in the conference call by dialing 877-374-8416 (international participants dial 412-317-6716) and requesting participation in the "University General Health System Conference Call" at least five minutes before 11:15 am EDT.

A replay of the conference call will be available one hour after the call through October 30, 2013 at 9:00 am EDT by dialing 877-344-7529 (international participants dial 412-317-0088) and entering the conference ID# 10035630.

NON-GAAP FINANCIAL MEASURES (ADJUSTED EBITDA)

Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP. Adjusted EBITDA is a key measure of the Company's operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business. The Company defines Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale of assets, depreciation and amortization (including non-cash impairment charges), amortization of deferred gain, non-cash stock-based compensation expense.

The Company believes Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

  It is helpful in identifying trends in day-to-day performance because the items excluded have little or no significance to day-to-day operations;
  It provides an assessment of controllable expenses and affords management the ability to make decisions that are expected to facilitate meeting current financial goals and achieve optimal financial performance; and
  It is an indication of whether adjustments to current spending decisions are necessary.

ABOUT UNIVERSITY GENERAL HEALTH SYSTEM, INC.

University General Health System, Inc. ("University General") is a diversified, integrated multi-specialty health care provider that delivers physician-centric, high quality patient-oriented services by providing timely, innovative health solutions that are uniquely competitive, efficient, and adaptive in today's health care delivery environment. The Company currently operates two hospitals, three ambulatory surgical centers, a number of diagnostic imaging, physical therapy and sleep clinics, and a hyperbaric wound care center in the Houston and Dallas metropolitan areas. Also, University General owns three senior living facilities, manages six senior living facilities, and owns a Support Services company that provides revenue cycle and luxury facilities management services.

The Company is headquartered in Houston, Texas, and its common stock trades on the OTCQB under the symbol "UGHS".

FORWARD-LOOKING STATEMENTS

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in the Company's periodic filings with the Securities and Exchange Commission.

(Financial Highlights Follow)

                   University General Health System, Inc.
                        Consolidated Balance Sheets

                                                       December 31,
                                               ----------------------------
                                                    2012           2011
                                               -------------  -------------
                    ASSETS
Current Assets
Cash and cash equivalents                      $   1,188,230  $     538,018
Accounts receivable, less allowance for
 doubtful accounts of $21,422,475 and
 $7,070,327                                       20,941,005     10,913,361
Inventories                                        1,458,089      1,908,177
Receivables from related parties                           -        658,764
Prepaid expenses and other assets                  3,986,378      1,275,104
Current deferred taxes                             1,729,150              -
                                               -------------  -------------
  Total Current Assets                            29,302,852     15,293,424

Long-Term Assets
Property, equipment and leasehold
 improvements, net                                96,965,889     66,437,316
Intangible assets, net                             5,919,000      7,649,000
Deferred tax assets                                  659,405              -
Goodwill                                          39,271,829     22,199,874
Other non-current assets, net                      2,721,587      2,922,308
                                               -------------  -------------
  Total Long-Term Assets                         145,537,710     99,208,498

                                               -------------  -------------
  Total Assets                                 $ 174,840,562  $ 114,501,922
                                               =============  =============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable                               $   9,699,411  $  11,874,720
Payables to related parties                        2,133,053      2,493,088
Accrued expenses                                  11,938,589      7,516,940
Accrued acquisition cost                                   -      1,007,380
Taxes payable                                      1,610,836      4,171,826
Income tax payable                                11,813,198              -
Deferred revenue                                     238,846        314,876
Lines of credit                                            -      8,451,025
Notes payable, current portion                    26,089,305     28,982,331
Notes payable to related parties, current
 portion                                           1,853,380      2,798,783
Capital lease obligations, current portion           564,747      5,943,685
Capital lease obligations to related party,
 current portion                                     262,053        239,409
Derivative liability                               4,897,053              -
                                               -------------  -------------
  Total Current Liabilities                       71,100,471     73,794,063

Long-Term Liabilities
Lines of credit, less current portion             12,579,933              -
Notes payable, less current portion               46,947,860      8,459,474
Notes payable to related parties, less current
 portion                                                   -      1,983,514
Capital lease obligations, less current
 portion                                             387,095         34,893
Capital lease obligations to related party,
 less current portion                             30,541,396     30,803,450
                                               -------------  -------------
  Total Long-Term Liabilities                     90,456,284     41,281,331
                                               -------------  -------------

Total Liabilities                                161,556,755    115,075,394

Commitments and contingencies

Series C, convertible preferred stock, $0.001      2,566,308              -
 par value, 20,000,000 shares authorized,
 3,379 and 0 shares issued and outstanding,
 respectively ($1,000 stated value)

Shareholders' Equity and (Deficit)
Preferred, par value $0.001, 20,000,000 shares
 authorized, Preferred stock Series B - 3,000
 shares issued and outstanding                             3              3
Common stock, par value $0.001, 480,000,000
 shares authorized, 343,459,294 and
 283,440,226 shares issued and outstanding,
 respectively                                        343,459        283,440
Additional paid-in-capital                        65,419,774     49,078,223
Shareholders' receivables                         (2,828,251)    (2,219,068)
Accumulated deficit                              (57,186,915)   (53,049,030)
                                               -------------  -------------
  Total shareholders' equity (deficit)             5,748,070     (5,906,432)
Noncontrolling interest                            4,969,429      5,332,960
                                               -------------  -------------
  Total equity (deficit)                          10,717,499       (573,472)
                                               -------------  -------------
  Total Liabilities and Shareholders' Equity
   (Deficit)                                   $ 174,840,562  $ 114,501,922
                                               =============  =============

                   University General Health System, Inc.
                     Consolidated Statements of Income

                                                  Year Ended December 31,
                                               ----------------------------
                                                    2012           2011
                                               -------------  -------------
Revenues
  Patient service revenues, net of contractual
   adjustments                                 $ 112,184,538  $  68,302,619
  Provision for doubtful accounts                (10,384,706)    (1,332,434)
                                               -------------  -------------
  Net patient service revenue less provision
   for doubtful accounts                         101,799,832     66,970,185
  Senior living revenues                           7,712,750      3,564,514
  Support services revenues                        2,501,449        465,639
  Other revenues                                   1,209,227        174,211
                                               -------------  -------------
    Total revenues                               113,223,258     71,174,549

Operating expenses
  Salaries, wages and benefits                    39,627,334     29,157,012
  Medical supplies                                16,194,606     13,202,829
  Management fees (includes related party fees
   of $0 and $461,814, respectively)                       -      5,346,456
  General and administrative expenses
   (includes related party expenses of
   $1,921,501 and $5,944,441, respectively)       32,766,205     18,078,907
  Gain on extinguishment of liabilities           (3,644,068)    (4,441,449)
  Depreciation and amortization (includes
   related party expenses of $685,162 and
   $685,162, respectively)                         9,215,713      7,336,710
                                               -------------  -------------
    Total operating expenses                      94,159,790     68,680,465
                                               -------------  -------------

Operating income                                  19,063,468      2,494,084
Other income (expense)
Interest expense, net of interest income of
 $85,000 and $67,068 (includes related party
 interest expense $2,289,287 and $2,513,922)      (6,111,582)    (4,938,603)
Other income (expense)                              (381,026)       500,000
Direct investor expense                           (6,853,356)             -
Change in fair market value of derivatives        (4,937,170)             -
                                               -------------  -------------
Income (loss) before income tax                      780,334     (1,944,519)
  Income tax expense                               4,564,195        443,862
                                               -------------  -------------
Loss before noncontrolling interest               (3,783,861)    (2,388,381)
Net income (loss) attributable to
 noncontrolling interests                            363,531       (182,814)
                                               -------------  -------------
Net loss attributable to the Company           $  (3,420,330) $  (2,571,195)
                                               =============  =============

Less: Cash dividend-Convertible Preferred C
 Stock                                               (46,921)             -
Less: Accretion non-cash dividend-Convertible
 Preferred C Stock                                  (512,190)             -

                                               -------------  -------------
Net loss attributable to common shareholders   $  (3,979,441) $  (2,571,195)
                                               =============  =============

Basic and diluted loss per share data:

  Basic loss per common share                  $       (0.01) $       (0.01)
                                               =============  =============

  Basic weighted average shares outstanding      311,995,342    254,401,405
                                               =============  =============

  Diluted loss per common share                $       (0.01) $       (0.01)
                                               =============  =============

  Diluted weighted average shares outstanding    311,995,342    254,401,405
                                               =============  =============

                   University General Health System, Inc.
                   Consolidated Statements of Cash Flows

                                                  Year Ended December 31,
                                               ----------------------------
                                                    2012           2011
                                               -------------  -------------
Cash flows from operating activities:
  Net loss                                     $  (3,783,861) $  (2,388,381)
  Adjustments to reconcile net loss to net
   cash provided by (used in) operating
   activities:
    Depreciation and amortization                  9,215,713      7,336,710
    Provision for doubtful accounts               10,384,706      1,332,434
    Gain on sale of assets and other, net            (37,451)      (500,000)
    Gain on extinguishment of liabilities         (3,644,068)    (4,441,449)
    Deferred income tax benefits                  (2,388,555)             -
    Warrants issuance costs                          392,609              -
    Direct investor expense                        6,853,356              -
    Change in fair market value of derivatives     4,937,170              -
  Net changes in operating assets and
   liabilities:
    Accounts receivable                          (18,869,744)    (3,567,069)
    Related party receivables and payables           298,729        202,681
    Inventories                                      484,349       (142,442)
    Prepaid expenses and other assets             (2,108,971)      (587,189)
    Accounts payable, accrued expenses and
     taxes payable                                 6,583,479        (77,842)
    Deferred revenues                                (76,030)       290,501
                                               -------------  -------------
      Net cash provided by (used in) operating
       activities                                  8,241,431     (2,542,046)
                                               -------------  -------------
Cash flows from investing activities:
  Additions and acquisitions to property,
   equipment and leasehold improvements           (5,850,056)      (831,107)
  Business acquisitions, net of cash acquired     (2,180,203)       211,910
  Investments in unconsolidated affiliates          (249,493)      (187,323)
                                               -------------  -------------
      Net cash used in investing activities       (8,279,752)      (806,520)
                                               -------------  -------------
Cash flows from financing activities:
  Proceeds from revolving credit facility
   borrowings                                     39,253,933              -
  Payments of revolving credit facility
   borrowings                                    (26,674,000)             -
  Distributions to noncontrolling interests         (172,762)             -
  Redemption of common stock                               -        (50,000)
  Issuance of common stock                         5,403,832      7,298,000
  Issuance of preferred stock                      3,794,669              -
  Dividend paid on Preferred C Convertible
   Stock                                            (158,444)             -
  Borrowings under notes payable                  12,890,617      2,717,662
  Payments on notes payable                      (16,945,280)    (5,779,381)
  Payments on debt issuance costs                 (1,511,251)      (425,000)
  Borrowings under notes payable to related
   party                                              34,976      3,944,633
  Payments on notes payable to related party        (453,057)    (2,138,171)
  Payments on capital leases                      (6,084,266)    (3,835,837)
  Payments on capital leases obligation to
   related party                                    (239,409)      (137,076)
  Payments on line of credits                     (8,451,025)             -
                                               -------------  -------------
      Net cash provided by financing
       activities                                    688,533      1,594,830
                                               -------------  -------------

Net (decrease) increase in cash and cash
 equivalents                                         650,212     (1,753,736)
Cash and cash equivalents:
  Beginning of period                                538,018      2,291,754
                                               -------------  -------------
  End of period                                $   1,188,230  $     538,018
                                               =============  =============
Supplemental disclosures of cash flow
 information:
  Interest paid                                $   6,194,924  $   1,975,813
  Income taxes paid                            $     385,966  $     628,040
Supplemental noncash investing activities:
  Property and equipment additions financed    $     819,236  $           -
Supplemental noncash financing activities:
  Exchange of debt for common stock on
   February 2011                               $           -  $   3,500,000
  Issuance of common stock on February 2011    $           -  $   2,219,068
  Issuance of common stock to affiliate for
   termination of service agreement            $           -  $   1,000,000
  Transfer of accrued interest, account
   payables and capital lease obligation to
   debt obligation                             $           -  $   5,177,912
  Noncash consideration paid for acquisitions  $  37,164,490  $  26,337,192
  Issuance of common stock in 2012             $   1,237,682  $           -
  Transfer from related party and account
   payables to debt obligations                $   2,510,836  $           -
  Issuance on conversions of preferred stock   $   1,324,600  $           -
  Derivative ceases to exist                   $   7,702,031  $           -
  Dividend on Preferred C Convertible Stock    $      46,921  $           -

                                                   Adjusted EBITDA 2012
                                                   Twelve Months Ended
                                                     December 31, 2012
                                                    2012           2011
                                               -------------  -------------
Net income (loss) attributable to the Company  $  (3,420,330) $  (2,571,195)
(Income) loss attributable to noncontrolling
 interests                                     $    (363,531) $     182,814
Provision (benefit) for income taxes               4,564,195        443,862
Other non-operating expense (income)                 381,026       (500,000)
Interest expense:
  Debt and lease obligations                       6,196,582      5,005,671
Interest (income)                                    (85,000)       (67,068)
Direct investor expense                            6,853,356              -
Change in fair value of derivatives                4,937,170              -
Depreciation and amortization                      9,215,713      7,336,710
                                               -------------  -------------
Adjusted EBITDA                                $  28,279,181  $   9,830,794
                                               =============  =============

For Additional Information, Please Contact:

Donald Sapaugh
President
(713) 375-7557 x 105
dsapaugh@ughs.net

or

R. Jerry Falkner, CFA
RJ Falkner & Company, Inc.
Investor Relations Counsel
(830) 693-4400
info@rjfalkner.com